Exhibit 99.1

NEWS RELEASE

For immediate release

Navient posts first-quarter 2019 results

WILMINGTON, Del., April 23, 2019—Navient (Nasdaq: NAVI), a leading education loan management and business processing services company, today posted its 2019 first-quarter financial results. The complete financial results release is available on the company’s website at Navient.com/investors. The results will also be available on Form 8-K on the SEC’s website at www.sec.gov.

Navient will hold a conference call tomorrow, April. 24, 2019 at 8 a.m. ET, hosted by Jack Remondi, president and CEO, and Chris Lown, CFO.

To access the conference call, dial 855-838-4156 (USA and Canada) or 267-751-3600 (international) and use access code 50696464 starting at 7:45 a.m. ET. The live audio webcast will be available on Navient.com/investors. Supplemental financial information and presentation slides used during the company’s investor conference call will be available on the company’s website no later than the call’s start time.

A replay may be accessed approximately two hours after the call through May 8, 2019 at 855-859-2056 (USA and Canada) or 404-537-3406 (international), with access code 50696464.

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About Navient

Navient (Nasdaq: NAVI) is a leader in education loan management and business processing solutions for education, healthcare and government clients at the federal, state and local levels. The company helps its clients and millions of Americans achieve financial success through services and support. Headquartered in Wilmington, Delaware, Navient also employs team members in western New York, northeastern Pennsylvania, Indiana, Tennessee, Texas, Virginia, Wisconsin and other locations. Learn more at Navient.com.

Contact:

Media: Nikki Lavoie, 302-283-4057, nikki.lavoie@navient.com

Investors: Joe Fisher, 302-283-4075, joe.fisher@navient.com

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